*BY-LAWS

                                       OF

                    FIDELITY SECURITY LIFE INSURANCE COMPANY
                    ----------------------------------------



                                   ARTICLE I
                                   ---------

                            MEETINGS OF SHAREHOLDERS

     Section 1. ANNUAL MEETINGS. Annual meetings of shareholders for the election of directors and for the transaction of such other business as may properly come before such meeting shall be held at 9:00 A.M. on the fourth Tuesday of April of each year, if not a legal holiday, or if a legal holiday, then on the next succeeding Tuesday not a legal holiday.

     Section 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the president or a majority of the Board of Directors and shall be called by the president upon written request of shareholders of record holding in the aggregate one fourth (1/4) or more of the outstanding shares of stock in the corporation entitled to vote. Such written request shall state the purpose or purposes of the meeting and be delivered to the president.

     Section 3. PLACE OF MEETING. Annual meetings of the shareholders shall be held at the registered office of the corporation in Kansas City, Missouri, or at such other place within or without the State of Missouri as shall be provided for in written, printed or published notices. Special meetings of the shareholders shall be held at such place, within or without the State of Missouri, as shall be specified in the respective notices or waivers of notice.

*As amended 7/22/70, 7/12/71, 3/22/83, 12/31/85 and 4/28/87.

     Section 4. NOTICE OF MEETING. Written or printed notice of each meeting of shareholders, stating the place, day and hour of the meeting, and, in case of a special meeting, the purposes for which the meeting is called, shall be delivered or given not less than ten (10) or more than thirty (30) days before the date of the meeting, either personally or by mail, by or at the direction of the president or the secretary to each shareholder of record entitled to vote at such meeting. Likewise, and in addition to the written or printed notice last above mentioned, an additional notice shall be published in the city of Kansas City, or in such city of the county where the registered office of the corporation may at some later date be located, the first insertion to be not less than ten (10) days prior to the date of the meeting, and if such notice be published in a weekly newspaper, such notice shall be published at least twice, and if in a daily newspaper, such notice shall be published at least nine (9) times; provided, however, that notices of meetings called to increase the number of authorized shares of this corporation shall be published in the manner provided for in such special case by the language of Section 28 of The General and Business Corporation Act of Missouri. Except as otherwise required by statute, notice of any adjourned meeting of shareholders shall not be required.

     Section 5. QUORUM. Except as otherwise provided by statute, the presence at any meeting, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of the shareholders entitled to vote, present in person or by proxy, or if no shareholder entitled to vote is present in person or by proxy, any officer entitled to preside or act as secretary of such meeting, may adjourn the meeting from time to time for a period not exceeding twenty (20) days in any one case. At any adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at a meeting as originally called.

     Section 6. VOTING. Except as otherwise provided by statute or by the Articles of Incorporation, and subject to the provisions of these By-Laws, each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the Capital Stock held by such Stockholder.

     At all meetings of shareholders, except as otherwise required by statute, by the Articles of Incorporation or by these By-Laws, all matters shall be decided by the vote of a majority in interest of the shareholders entitled to vote, present in person or by proxy.

     Section 7. TREASURY STOCK. Share of the Capital Stock of the corporation belonging to the corporation shall not be voted directly or indirectly.

     Section 8. PROXIES. Proxies shall be in writing and signed by the shareholder executing them. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise specifically provided in the proxy.

                                   ARTICLE II
                                   ----------

                               BOARD OF DIRECTORS

     Section 1. GENERAL POWERS. All corporate powers shall be exercised by or under authority of, and the business affairs of the corporation shall be managed and controlled under the direction of a Board of Directors consisting of ten
(10) persons, at least one of whom shall be a bone fide citizen and resident of the State of Missouri. The Directors shall be elected by ballot by the shareholders at each annual meeting, to hold office until the next succeeding annual meeting and until their successors are elected and qualify.

     Section 2. QUORUM. A quorum at all meetings of the Board of Directors shall consist of a majority of the full Board of Directors.

     Section 3. VACANCIES. Any vacancy in the Board of Directors caused by resignation, death or otherwise may remain unfilled until the next annual meeting of the shareholders, so long as the number of remaining Directors is not less than nine (9), or any such vacancy may be filled by a majority of the remaining Directors at any regular meeting of the Board or at a meeting called for that purpose. Any person so chosen as a director shall hold office until the next annual meeting of shareholders or until his successor is elected and qualifies.

     Section 4. SALARIES OR OTHER COMPENSATION. No salary shall be paid to Directors for their services to the corporation as such. Nothing herein contained, however, shall be construed to prohibit or prevent any Director from receiving (1) compensation for his services to the corporation in any capacity other than as a Director, and (2) a Director's fee for attendance at each regular or special meeting of the Board, when such fee has been authorized by the Board.

     Section 5. ADVISORY DIRECTORS. The Board of Directors may, from time to time, elect advisory or honorary directors of the Board. Such advisory directors shall serve at the pleasure of the Board. Such advisory directors shall not have a vote in any deliberation of the Board.

                                   ARTICLE III
                                   -----------

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 1. ANNUAL MEETINGS. The Board of Directors shall meet for the appointment of officers and for the transaction of any other business as soon as practicable after the adjournment of the annual meeting of the shareholders, and other regular meetings of the Board shall be held at such times as the Board may, by resolution, from time to time determine. No notice need be given of regular meetings of the Board.

     Section 2. SPECIAL MEETINGS. Special meetings of the Board may be called by the President or Secretary or by a majority of the members of the Board, upon telegraphic, written or printed notice by the Secretary of the corporation to each Director at least two days prior to such special meeting. Such notice shall be addressed to each Director at his last known residence or his business address as recorded upon the books of the corporation.

     Section 3. PLACE OF MEETING. Meetings of the Board of Directors shall be held at the registered office of the corporation in Kansas City, Missouri, or at such other place within or without the State of Missouri as shall be provided for in the resolution or notice calling for such meeting.

     Section 4. QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting shall be the act of the Board of Directors except as may be otherwise specifically provided by Statute, by the Articles of Incorporation or by these By-Laws.


                                   ARTICLE IV
                                   ----------

                                    OFFICERS

     Section 1. The officers of the corporation shall consist of a President, one or more Vice Presidents (one of whom may be designated as the Executive Vice President), a Secretary, an Assistant Secretary and a Treasurer. The Board of Directors may also elect a Chairman of the Board, additional Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person, except the offices of President and Vice President and President and Secretary.

     Section 2. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. The officers designated in Section 1 of this Article shall be chosen annually by the Board of Directors and shall hold office until their successors are elected and qualify. Failure to elect an officer annually does not dissolve the corporation.

     Section 3. REMOVAL AND RESIGNATION. The Board of Directors may at any meeting specifically called for the purpose, by a majority of their number, remove from office any officer of the corporation.

     Section 4. VACANCIES. Vacancies among the officers created from any cause shall be filled for the unexpired portion of the term in the manner provided for at meetings held for the election of the officer to such office.

     Section 5. THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors.

     Section 6. THE PRESIDENT. The President shall be the chief executive officer of the corporation and, subject to the direction and under the supervision of the Board of Directors, shall have general charge of the business, affairs and property of the corporation, and control over its officers, agents and employees. If the Board of Directors shall not have elected a Chairman of the Board, or in the absence of the Chairman of the Board, the President shall preside at all meetings of the shareholders and of the Board of Directors. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to him by these By-Laws or by the Board of Directors.

     Section 7. THE VICE PRESIDENT. At the request of the President, or in the event of his absence or disability, the Executive Vice President, or in the event of the absence or disability of the Executive Vice President, then a Vice President designated by the Board of Directors shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon the President. Each Vice President shall have such additional powers and discharge such additional duties as may be assigned to him from time to time by the Board of Directors.

     Section 8. THE SECRETARY. The Secretary shall (a) record all the proceedings of the meetings of the corporation, stockholders' and directors', in a book to be kept for that purpose; (b) have charge of the stock book or ledger, an original or duplicate of which shall be kept in the office of the Secretary;
(c) maintain a complete list of all shareholders entitled to vote at shareholders' meetings and have said list available for inspection of any shareholder who may be present at such meetings; (d) act as custodian of the records of the corporation and the Board of Directors, and of the seal of the corporation, and see that the seal is affixed to all stock certificates prior to their issuance and to all documents the execution of which on behalf of the corporation shall have been duly authorized; (e) see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept and filed; and (f) in general, perform all duties and have all powers incident to the office of Secretary and perform such other duties and have such other powers as may from time to time be assigned to him by these By-Laws and amendments thereto or by the Board of Directors or the President.

     Section 9. THE ASSISTANT SECRETARIES. The Assistant Secretaries, in order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors, the President or the Executive Vice President shall prescribe.

     Section 10. THE TREASURER. The Treasurer shall (a) have supervision of the funds, securities, receipts and disbursements of the corporation; (b) cause all moneys and other value effects of the corporation to be deposited in its name and to its credit in such depositories as shall be selected by the Board of Directors or pursuant to authority conferred by the Board of Directors; (c) cause to be kept at the accounting office of the corporation correct books of account, proper vouchers and other papers pertaining to the corporation's business; (d) render to the President or the Board of Directors, whenever requested, an account of the financial condition of the corporation and of his transactions as Treasurer, and (e) in general, perform all duties and have all powers incident to the office of Treasurer and perform such other duties and have such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors or the President.

     Section 11. THE ASSISTANT TREASURERS. The Assistant Treasurers, in order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors, the President or the Executive Vice President shall prescribe.

     Section 12. SALARIES. The salaries or other compensation of all officers shall be fixed by the Board of Directors, and may be changed from time to time by a majority vote of the Board.


                                   ARTICLE V
                                   ---------

     Section 1. EXECUTIVE COMMITTEE. The Board of Directors by vote of a majority of the entire Board, may provide for an Executive Committee, consisting of three or more Directors. If provision be made for an Executive Committee, the Board of Directors shall elect the members thereof to serve during the pleasure of the Board, and may designate one of such members to act as Chairman. Vacancies on the Committee shall be filled by the Board. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the corporation, unless such powers are limited by resolution adopted by a majority of the Board. The
Executive Committee shall keep full and fair account of its transactions, and every action taken by the Committee shall be reported to the Board of Directors at its meeting next succeeding such action, and shall be subject to revision or alteration by the Board; provided that no rights of third persons shall be affected by any such revision or alteration.

     Section 2. MEETINGS OF THE EXECUTIVE COMMITTEE. A majority of the Executive Committee shall be necessary and sufficient to constitute a quorum. The Executive Committee may determine its rules of procedure and the notice to be given of its meetings.

     Section 3. OTHER COMMITTEES. The Board of Directors, by resolution, may provide for such other standing or special committees of three or more Directors as it deems desirable, and discontinue the same at its pleasure. Each such Committee shall have such powers and perform such duties, not inconsistent with law or the By-Laws of this corporation, as may be assigned to it by the Board of Directors.


                                   ARTICLE VI
                                   ----------

                            EXECUTION OF INSTRUMENTS

     Section 1. EXECUTION OF INSTRUMENTS GENERALLY. All documents, instruments of writing of any nature shall be signed, executed, verified, acknowledged and delivered by such officer or officers or by such agent or agents of the corporation and in such manner as the Board of Directors from time to time may determine.

     Section 2. CHECKS, DRAFTS AND LIKE INSTRUMENTS. All notes, drafts, acceptances, checks, endorsements and all evidences of indebtedness of the corporation whatsoever shall be signed by such officer or officers or by such agent or agents of the corporation and in such manner as the Board of Directors may from time to time determine. Endorsements or instruments for deposit to the credit of the corporation in any of its duly authorized depositories may be made by rubber stamp of the corporation or in such other manner as the Board of Directors may from time to time determine.

     Section 3. PROXIES. Proxies to vote with respect to shares of stock of other corporations that may be owned by or stand in the name of the corporation may be executed on behalf of the corporation by the President, Vice President or Secretary, or by any other person or persons authorized so to do by the Board of Directors.


                                  ARTICLE VII
                                  -----------

                                 CAPITAL STOCK

     Section 1. CERTIFICATES OF STOCK. Certificates of stock shall be in such form as shall in conformity with law be prescribed from time to time by the stockholders or by the Board of Directors. A certificate of stock shall be furnished each shareholder, signed in the name of the corporation by the President or a Vice President and the Secretary or Assistant Secretary, and sealed with the seal of the corporation. Such seal may be a facsimile, engraved or printed, and, where any such certificate is signed by a Transfer Agent or Registrar of Transfers, the signatures of the officers of the corporation upon such certificate may also be facsimiles, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer of the corporation, whether by reason of death, resignation or otherwise, before such certificate is issued, such certificate may be issued by the corporation with the same effect as if such officer had not ceased to be such at the time of its issue.

     Section 2. TRANSFERS OF SHARES OF STOCK. Shares shall be transferred only on the books of the corporation and by assignment to the corporation by the owner thereof, his legally constituted attorney-in-fact, or his legal representatives, upon surrender and cancelling of the certificate or certificates therefore. The Board of Directors may appoint a Transfer Agent and/or a Registrar of Transfers and may require the stock certificates to bear the signature of such Transfer Agent or Registrar of Transfers.

     Section 3. LOST CERTIFICATES. In the event a certificate of stock is lost, the corporation may issue a new certificate upon there being pledged with it a good and sufficient bond, as determined by the Board, to indemnify the corporation against the claims of any person into whose hands the certificate may fall.

     Section 4. SALE OF STOCK RETURNED TO CORPORATION. In the event stock is returned to the corporation and the owner or his representative has been paid therefore, the Board of Directors of the corporation shall be vested with authority to resell the said stock at a price to be determined by the Board of Directors to such person as may be selected by said Board of Directors.


                                  ARTICLE VIII
                                  ------------

                                   DIVIDENDS

     Dividends shall be declared by action of the Directors of the corporation at annual or special meetings. Dividends shall be paid in cash, in property or in share of the Capital Stock of the corporation. No dividend shall be declared or paid unless the financial condition of the corporation is such, under the laws of the State of Missouri, as to justify and warrant such action.


                                   ARTICLE IX
                                   ----------

                                 CORPORATE SEAL

     The corporate seal of the corporation shall be in the form of a circle and shall bear the name of the corporation.



                                   ARTICLE X
                                   ---------

                                   AMENDMENTS

     These By-Laws or any part thereof may be amended, repealed or added to by the shareholders at any special meeting called for that purpose or by the affirmative vote of a majority of the Board of Directors of the corporation then in office at a duly convened meeting of said Board, upon notice which shall include a statement of the proposed amendment, repeal or addition.



                                   ARTICLE XI
                                   ----------

                                 MISCELLANEOUS

     Section 1. WAIVER OF NOTICE. Whenever under the provisions of these By-Laws or of the laws of the State of Missouri, the shareholders or directors are authorized to hold any meeting after notice or after the lapse of any prescribed period of time, such meeting may be held without notice and without such lapse of time, if a written waiver of such notice be signed by each person entitled thereto and filed with the Secretary of the corporation, whether before or after the time of such meeting.

     Section 2. POLICIES. All policies of insurance to be issued by the corporation, together with rates and values thereof, shall be filed with the Division of Insurance, State of Missouri, in accordance with law.



                                  ARTICLE XII
                                  -----------

               INDEMNIFICATION OF OFFICERS AND DIRECTORS AGAINST
                       LIABILITIES AND EXPENSES IN ACTIONS

     Section 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had reasonable cause to believe that his conduct was not unlawful.

     Section 2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 3. To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 1 and 2 of this Article, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

     Section 4. Any indemnification under Section 1 and 2 of this Article, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article. The determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

     Section 5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of a guarantee by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

     Section 6. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 7. The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

     The foregoing By-Laws were approved this 11th day of March, 1969, at the Organizational Meeting of the Subscribers of the corporation.



                                                     ss/
                                                     ___________________________
                                                     Dorothy M. Jones, Secretary